UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 4, 2013
Date of report (Date of earliest event reported)

SurModics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street Eden Prairie, Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)

(952) 500-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 4, 2013, SurModics, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, N.A. (the “Bank”).  The Credit Agreement is a $20 million three year secured revolving line of credit.   The Company’s obligations under the Credit Agreement are secured by substantially all of its and its subsidiaries’ assets, other than intellectual property and real estate.  The Company has also pledged the stock of its subsidiaries to secure such obligations.

Interest under the Credit Agreement is specified in a revolving line of credit note (the “Note”) executed by the Company in favor of the Bank and accrues at a rate per annum equal to (i) LIBOR (as defined in the Note) for an interest period of one month, reset daily, plus a margin ranging from 1.375% to 2.00% or (ii) LIBOR for an interest period of either one, three or six months as selected by the Company, reset at the end of the selected interest period, plus a margin ranging from 1.375% to 2.00%.  A facility fee is payable on unused commitments at a rate of 0.20% per annum. The interest rate margins are determined based on the Company’s ratio of total funded debt to EBITDA (as defined in the Credit Agreement).

The Credit Agreement contains affirmative and negative covenants customary for a transaction of this type which, among other things, require the Company to meet certain financial tests, including a total leverage ratio of not greater than 2.00 to 1.00 as of the end of each fiscal quarter and EBITDA of not less than $15,000,000, determined on a rolling four-quarter basis. The Credit Agreement also contains covenants which, among other things, limit the Company’s ability to: incur additional debt; make certain investments; create or permit certain liens; create or permit restrictions on the ability of subsidiaries to pay dividends or make other distributions; consolidate or merge; and engage in other activities customarily restricted in such agreements, in each case subject to exceptions permitted by the Credit Agreement.  The Credit Agreement also contains customary events of default, the occurrence of which would permit the Bank to terminate its commitment and accelerate the loans.

The Bank has performed and may continue to perform commercial banking and financial services for the Company and its subsidiaries for which they have received and will continue to receive customary fees.

The foregoing descriptions of the Credit Agreement and the Note are qualified in its entirety by reference to such documents, which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 2.02	Results of Operations And Financial Condition.

On November 5, 2013, the Company issued a press release (the “Press Release”) announcing the results for the quarter and fiscal year ended September 30, 2013.  A copy of the full text of the Press Release is furnished as Exhibit 99.1 to this report.

The information contained in this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Credit Agreement dated November 4, 2013, by and between SurModics, Inc., and Wells Fargo Bank, National Association.

10.2	Revolving Line of Credit Note dated November 4, 2013.

99.1	Press Release dated November 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.

Date: November 5, 2013	/s/ Andrew D. C. LaFrence
Andrew D. C. LaFrence
Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Credit Agreement dated November 4, 2013, by and between SurModics, Inc., and Wells Fargo Bank, National Association.

10.2	Revolving Line of Credit Note dated November 4, 2013.

99.1	Press Release dated November 5, 2013.